Exhibit 10.17

Suspect Detection Systems Inc.

2009 GLOBAL INCENTIVE OPTION PLAN
OPTION AGREEMENT
(US)

By and between

Suspect Detection Systems Inc.

A Delaware Corporation
(the “Company”)

Of the first part

and

Gil Boosidan

(The “Optionee”)

Chief Executive Officer of

Suspect Detection Systems Inc.

6,000,000 Options of Common Stock

of the second part

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement (the “Option Agreement”).

I.           NOTICE OF OPTION GRANT

Name:               Gil Boosidan
Address:          3333 Henry Hudson Parkway, Apartment 1G, Bronx, New York 10463

The undersigned Optionee has been granted an Option to purchase Shares, subject to the terms and conditions of the 2009 Global Incentive Option Plan and this Option Agreement, as follows:

Date of Grant                                                                  June 21, 2011
Purchase Price per Share                                              $0.10
Total Number of Options Granted                              6,000,000
Total Purchase Price                                                     $600,000

Type of Option:	☒	Option intended to qualify as an incentive stock option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

	☐	Option not intended to qualify as an Incentive Stock Option ("NSO").

Term/Expiration Date:	Ten (10) years from Date of Grant, unless terminated earlier in accordance with Section 10 of the Plan

Vesting Dates:

The Options shall be exercisable in numbers of whole shares, subject to Optionee’s continuing to be a Service Provider on such dates, according to the following vesting schedule:

• The Options shall vest as follows:  2,666,680 shares shall vest upon the Optionee’s execution of his Amended and Restated Employment Agreement with the Company and the balance of 3,333,320 shares shall vest in equal monthly amounts of 166,667 shares during each and every calendar month during the twenty (20) month period commencing on July 1, 2011.

II.              AGREEMENT

1.              Grant of Option

(a)
Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the Purchase Price per Share set forth in the Notice of Grant (the “Purchase Price”).

(b)
In accordance with the Plan, unless specifically stated otherwise herein, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

(c)
In the case of an ISO, the Option shall not be considered an ISO to the extent that the Fair Market Value of the Shares, which may be purchased on exercise of the Option for the first time during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company), exceeds $100,000.  For purposes of this Section 1(c), ISOs shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(d)
The Optionee is aware that: (i) the Company intends to issue additional shares and options in the future to various entities and individuals, as the Company in its sole discretion shall determine; and (ii) the Company may increase its share capital by new securities in such amount as it finds expedient; and the Optionee hereby waives any claim and/or demand it has or may have regarding such issuance or increase.

(e)
The Optionee further represents, it is familiar with the Company’s business and financial condition, and has acquired sufficient information regarding the Company in order to reach an informed and knowledgeable decision to participate in the Option Plan and to be allocated with the Options.

2.              Exercise of Option

(a)
Right to Exercise.  This Option shall be exercisable at any time from the Date of Grant and prior to the Expiration Date of the Term in accordance with the Vesting Schedule set forth in the Notice of Grant and subject to the applicable provisions of the Plan and this Option Agreement.

(b)
Method of Exercise.  This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit B hereto (the “Exercise Notice”), and such other representations and agreements, as may be required by the Company.  The Exercise Notice shall be accompanied by (1) payment of the aggregate Purchase Price for the number of Shares to be purchased and (2) payment of the aggregate withholding taxes due with respect to the exercised Shares, if applicable.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Purchase Price and withholding taxes due with respect to the exercised Shares, if applicable.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws.  If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

II.           AGREEMENT (CONT.)

2.              Exercise of Option (cont.)

(c)
The Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased.  If any fractional Shares would be deliverable upon exercise, such fraction shall be rounded up or down, to the nearest whole number.  Half of a share will be rounded down.

(d)
Voting Rights.  Pursuant to the terms set forth in the Plan, and, when applicable, subject to the provisions of Section 422 of the Code, any Shares issued at grant of Options or exercise of Options (and securities of the Company issued with respect thereto) shall be voted by an irrevocable proxy, attached as Exhibit C hereto (the “Proxy”) in the same manner as the votes of the majority of other shareholders of the Company present and voting at the applicable meeting, such Proxy to be assigned to the person or persons designated by the Board and to provide for the power of such designated person(s) to act, instead of the Optionee and on its behalf, with respect to any and all aspects of the Optionee’s shareholdings in the Company. The proxy shall be used to vote in compliance with the vote of the majority of the other members of the board, subject to Applicable Laws and the Company’s Certificate of Incorporation, as amended.

3.              Method of Payment

Payment of the aggregate Purchase Price shall be made in U.S. dollars, by any of the following, as shall be determined by the Administrator in its sole discretion: (1) cash, (2) check, (3) a combination thereof.

4.              Restrictions on Exercise

This Option may not be exercised until such time the Plan has been approved by the shareholders of the Company or if the issuance of Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of Applicable Laws.

5.              Non-Transferability of Options and Shares

(a)
Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

(b)
Shares sales would be subject to the Company’s Certificate of Incorporation, as amended; Shares shall not be sold or transferred directly or indirectly to a competitor of the Company.  The Administrator shall determine, in its sole discretion, whether a certain transfer of Shares is not allowed according to this Section.

6.              Term of Option

This Option may be exercised only during the period commencing on the Date of Grant and terminating on the Expiration Date of the Term (the “Term”) set out in the Notice of Grant, unless terminated earlier in accordance with the provisions of the Option Agreement or the Plan, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.  In the case of an ISO granted to a Ten Percent Shareholder the term of the Option shall be no more than five (5) years from the date of grant.

II.           AGREEMENT (CONT.)

7.              Tax Consequences

Any tax consequences arising from the grant or exercise of any Option or from the disposition of the Shares or from any other event or act (whether of the Optionee or of the Company or of its Trustee) hereunder, shall be borne solely by the Optionee.  The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.

Furthermore, such Optionee shall agree to indemnify the Company and/or the Trustee, and/or the Company’s shareholders and/or directors and/or officers if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee, provided that they acted in due care.  Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Optionee until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

Set forth below is a brief summary as of the date of the grant of this Option of some of the tax consequences of the grant and exercise of this Option and the disposition of the Shares.

THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THEREFORE, OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)
Exercise of ISO.  In the case of an ISO, the exercise of the Option will not be subject to U.S. federal income tax, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Purchase Price will be treated as an adjustment to the alternative minimum tax for federal income tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

(b)
Exercise of NSO.  The exercise of an NSO may be subject to U.S. federal income tax liability (at ordinary tax rates) upon the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Purchase Price.  If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(c)
Disposition of Shares.  In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for U.S. federal income tax purposes.  In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and for at least two years after the date of grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes.  If Shares purchased under an ISO are disposed of within one year after exercise or two years after the date of grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Purchase Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares.  Any additional gain will be taxed as capital gain.

II.           AGREEMENT (CONT.)

               7.       Tax Consequences (Cont.)

(d)
Notice of Disqualifying Disposition of ISO Shares. In the case of an ISO, if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the date of grant, or (2) the date one year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition.  Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee.

8.	Governing Law; Severability

This agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, U.S.A., notwithstanding the conflicts of laws principles of any jurisdiction.

9.	Entire Agreement

The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee.

10.	No Guarantee of Continued Service

Optionee acknowledges and agrees that the vesting of shares pursuant to the Vesting Schedule hereof is earned only by continuing as a Service Provider at the will of the Company. Optionee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the Vesting Schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider and shall not interfere in any way with Optionee's right or the Company’s right to terminate Optionee’s relationship as a Service Provider at any time, with or without cause.

11.	Confidentiality

The Optionee agrees and acknowledges that the terms and conditions of this Option Agreement, including without limitation the number of Shares for which Options have been granted, are confidential.  The Optionee agrees that he will not disclose these terms and conditions to any third party, except to the Optionee’s financial or legal advisors, tax advisors or family members, unless such disclosure is required by law.

II.           AGREEMENT (CONT.)

By affixing his signature hereunder, Optionee acknowledges receipt of a copy of the Plan and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	SUSPECT DETECTION SYSTEMS INC.
/s/ Gil Boosidan	/s/ Yoav Krill
Signature	By
Gil Boosidan	Yoav Krill, Chairman of the Board of Directors
Print Name	Title
3333 Henry Hudson Parkway, Bronx, NY 10463
Residence Address

Attachments:

●	Exhibit A: Suspect Detection Systems Inc. 2009 Global Incentive plan

●	Exhibit B: Exercise Notice

●	Exhibit C: Proxy

EXHIBIT B

Suspect Detection Systems Inc.

2009 GLOBAL INCENTIVE OPTION PLAN
EXERCISE NOTICE

Suspect Detection Systems Inc.
150 West 56th Street, Suite 4005, New York, New York 10019

1.
Exercise of Option.  Effective as of today, I, _______________, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _________________ Shares under and pursuant to the 2009 Global Incentive Option Plan (the “Plan”) and the Option Agreement dated June 21, 2011 (the “Option Agreement”).

2.	Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

3.
Rights as Shareholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option.  The Shares shall be issued to Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

4.
Tax Consultation.  Optionee understands that he/she may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares.  Optionee represents that he/she has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company or any Parent or Subsidiary for any tax advice.

5.
Additional Representations.  The Optionee hereby acknowledges that he has been informed that nothing herein shall obligate the Company to register its shares or any portion of its shares on a stock exchange.

6.
Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, Board of Directors, successors and assigns.

Signed by the Company and Optionee.

Submitted by:	Accepted by: Suspect Detection Systems Inc.

Signature	By:

Print Name:	Title:

Address:	Address:

Date Received: ____________________

EXHIBIT C – PROXY

The undersigned, as record holder of securities of Suspect Detection Systems Inc. (the “Company”), hereby irrevocably appoints _____________ and/or ___________, each individually, and/or their successors and assigns, as my proxy, instead of myself and on my behalf, with respect to any and all aspects of my shareholdings in the Company, including, without limiting the foregoing generality (i) receiving any notices the Company may deliver to its shareholders, pursuant to the Company’s Certificate of Incorporation, as amended, any shareholders agreement, applicable law or otherwise, (ii) attending all meetings of the shareholders of the Company and voting such securities at any meeting of the shareholders of the Company (and at any postponements or adjournments thereof) and waiving all minimum notice requirements for such meetings of shareholders, (iii) executing any consents or dissents in writing without a meeting of the shareholders of the Company to any corporate action thereof, (iv) waiving any preemptive right, right of first refusal, right of first offer, co-sale right or any other similar right or restriction to which I will be entitled by virtue of the securities, (v) giving or withholding consent or agreement to any matter which requires my consent or agreement in my capacity as a shareholder of the Company (whether such is required under the Certificate of Incorporation, as amended of the Company, any agreement to which I am a party as a shareholder or otherwise), and/or (vi) joining in making a request to convene a general meeting or class meeting of the shareholders of the Company or to otherwise exercise any and all powers and authorities vested within me in my capacity as a shareholder of the Company (in each of the foregoing cases, to the fullest extent that I will be entitled to act so, and in the same manner and with the same effect as if the undersigned were personally present at any such meeting or voting such securities or personally acting on any matters submitted to shareholders for approval or consent.

This proxy is made pursuant the Suspect Detection Systems Inc. 2009 Global Incentive plan dated __________ (the “Plan”).

The securities shall be voted by the proxy holder in the same manner as the votes of the majority of other shareholders of the Company present and voting at the applicable meeting.

This proxy is irrevocable as it may affect rights of third parties.  The proxy holder will have the full power of substitution and revocation.  All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The irrevocable proxy will remain in full force and effect until the consummation of an IPO (as defined in the Plan), or the fourth anniversary of the Date of Grant (as defined in the Plan), upon which it will terminate automatically.

This proxy shall be signed exactly as the shareholder’s name appears on his share certificate.  Joint shareholders must each sign this proxy.  If signed by an attorney in fact, the Power of Attorney must be attached.

Name & Signature	Date